Exhibit 11
                            TREX MEDICAL CORPORATION

                        Computation of Earnings per Share


                            Three Months Ended             Nine Months Ended
                         -------------------------    -------------------------
                            June 28,      June 29,       June 28,      June 29,
                                1997          1996           1997          1996
-------------------------------------------------------------------------------

Computation of Primary
  Earnings per Share:

Net Income (a)           $ 3,660,000   $ 2,169,000    $10,312,000   $ 5,903,000
                         -----------   -----------    -----------   -----------

Shares:
  Weighted average
    shares outstanding    28,892,630    22,216,452     28,803,619    21,669,462

  Add: Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)              -        169,414              -       169,414
                        -----------    -----------    -----------   -----------
  Weighted average
    shares outstanding,
    as adjusted (b)      28,892,630     22,385,866     28,803,619    21,838,876
                        -----------    -----------    -----------   -----------
Primary Earnings per
  Share (a) / (b)       $       .13    $       .10    $       .36   $       .27
                        ===========    ===========    ===========   ===========
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                                                                 Exhibit 11
                            TREX MEDICAL CORPORATION

                  Computation of Earnings per Share (continued)


                            Three Months Ended            Nine Months Ended
                        --------------------------    -------------------------
                           June 28,       June 29,       June 28,      June 29,
                               1997           1996           1997          1996
-------------------------------------------------------------------------------

Computation of Fully
  Diluted Earnings
  per Share:

Income:
  Net income            $ 3,660,000    $ 2,169,000    $10,312,000   $ 5,903,000

  Add: Convertible
       debt interest,
       net of tax                 -        246,000              -       773,000
                        -----------    -----------    -----------   -----------
  Income applicable
    to common stock
    assuming full
    dilution (a)        $ 3,660,000    $ 2,415,000    $10,312,000   $ 6,676,000
                        -----------    -----------    -----------   -----------
Shares:
  Weighted average
    shares outstanding   28,892,630     22,216,452     28,803,619    21,669,462

  Add: Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)              -        169,414              -      169,414

       Shares issuable
       from assumed
       conversion of
       subordinated
       convertible note           -      3,307,888              -     3,470,999
                        -----------    -----------    -----------   -----------
  Weighted average
    shares outstanding,
    as adjusted (b)      28,892,630     25,693,754     28,803,619    25,309,875
                        -----------    -----------    -----------   -----------
Fully Diluted Earnings
  per Share (a) / (b)   $       .13    $       .09    $       .36   $       .26
                        ===========    ===========    ===========   ===========